UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 14, 2009
Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

P.O. Box 989
Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments
On January 14, 2009, the registrant determined that it expects to record a non-cash charge for the fourth quarter of 2008 related to other-than-temporary impairment of one collateralized mortgage obligation. The after-tax other-than-temporary impairment charge is expected to approximate $8.9 million. The security deemed to be other-than-temporarily impaired had a cost basis of $25.2 million and an estimated fair value of approximately $10.7 million at December 31, 2008.
An other-than-temporary impairment charge would result in a decrease in the registrant’s net income for the period in which it is taken, and a decrease in the registrant’s regulatory capital.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: January 16, 2008	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer